EXHIBIT 23.2

January 30, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the GAMMA PHARMACEUTICALS INC. 2009 Non-Qualified Attorney’s and Accountant’s Stock Compensation Plan, of our report dated July 7, 2008, with respect to our audit of the financial statements of GAMMA PHARMACEUTICALS INC. included in its Annual Report on Form 10-K for the year ended March 31, 2008, filed with the Securities and Exchange Commission.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada